United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 18, 2025

Date of Report (Date of earliest event reported)

Armlogi Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42099	92-0483179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20301 East Walnut Drive North Walnut, California	91789
(Address of Principal Executive Offices)	(Zip Code)

(888) 691-2911

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on November 25, 2024, Armlogi Holding Corp (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), pursuant to which, the Investor is required to advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $21 million (the “Pre-Paid Advance”) evidenced by convertible promissory notes in three tranches, with the principal amount of the third tranche of the Pre-Paid Advance being $11 million.

As previously announced, on November 25, 2024, in connection with the SEPA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) registering the resale of the Company’s common stock, par value $0.00001 per share, underlying the SEPA by the 75th calendar day following the date of the Registration Rights Agreement (the “Effectiveness Deadline”).

On February 18, 2025, the Company and the Investor entered into an omnibus amendment (the “Omnibus Amendment”) to amend the SEPA, the Registration Rights Agreement, and other related transaction documents. Pursuant to the Omnibus Amendment, the amount of the third tranche of the Pre-Paid Advance was reduced from $11 million to $5.5 million. Accordingly, the third tranche of the Pre-Paid Advance will be in the principal amount of $5.5 million and advanced on the second trading day after the Registration Statement becomes effective. Additionally, the Effectiveness Deadline under the Registration Rights Agreement was extended to March 31, 2025. By entering into Omnibus Amendment, the Company fully and unconditionally released the Investor, its affiliates, and their respective officers, directors, employees, agents, legal representatives, successors, and assigns, from any and all claims, obligations, liabilities, or causes of action, whether known or unknown, arising on or before the date of the Omnibus Amendment. The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Omnibus Amendment, dated February 18, 2025, by and between the Company and YA II PN, LTD
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025

Armlogi Holding Corp.

By:	/s/ Aidy Chou
Name:	Aidy Chou
Title:	Chief Executive Officer

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